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                                                   Exhibit 10.29

                      MATRIDIGM CORPORATION

       PREFERRED STOCK PURCHASE AND PUT OPTION AGREEMENT

INTRODUCTION

    This Preferred Stock Purchase and Put Option Agreement (this "Agreement") is made as of December 2, 1996 (the "Effective Date") by and among MatriDigm Corporation, a California corporation ("MatriDigm" or the "Company"), Zitel Corporation, a California corporation ("Zitel"), and BRC Holdings, Inc., a Delaware corporation ("BRC"). Zitel and BRC are referred to herein as the "Purchasers".

RECITALS

    A. The Company has authorized the sale of 1,000,000 shares of its Series D Preferred Stock (the "Shares") to the Purchasers on the terms and conditions set forth herein, including the commitment of the Purchasers to purchase additional authorized shares of Series D, E and/or F Preferred Stock of the Company, at the option of the Company, on terms and conditions set forth herein.

    B. The Purchasers desire to purchase the Shares in the amounts and on the terms and conditions set forth herein, and the Company desires to issue and sell the Shares to the Purchasers on the terms and conditions set forth herein.

AGREEMENT

    Based upon the facts and premises set forth above and the representations, warranties, and covenants set forth below, the parties hereby agree as follows:

    1.   PURCHASE AND SALE OF THE SHARES.

         a. SALE AND PURCHASE. Subject to the terms and conditions hereof, the Company agrees to issue and sell to each of the Purchasers, and each Purchaser hereby agrees to purchase from the Company, five hundred thousand (500,000) Shares (for aggregate purchases of one million (1,000,000) Shares), at a purchase price of $2.00 per Share (the "Purchase Price"), for an aggregate Purchase Price of two million dollars ($2,000,000).

         b.   AUTHORIZATION OF SHARES.  On or prior to the

                         Exh. 10.29 - Page 1

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Closing (as defined below), the Company shall have authorized the sale and issuance of the Series D, E and F Preferred Stock having the rights preferences, privileges and restrictions set forth in the Amended and Restated Articles of Incorporation in the form attached hereto as EXHIBIT A (the "Restated Articles") and adopted and filed the Restated Articles with the Secretary of State of the State of California.

         c. CLOSING. The closing of the sale and purchase of the Shares under this Agreement (the "Closing") shall take place at such time or place as the Company and a majority in interest of the Purchasers mutually agree. At the Closing, subject to the terms and conditions hereof, the Company will deliver to each Purchaser a certificate representing the Shares purchased by that Purchaser, against payment of the Purchase Price for the Shares by or on behalf of the Purchaser by wire transfer or check made payable to the order of the Company, cancellation of indebtedness or by such other means as shall be mutually agreeable to the Purchaser and the Company.

    2.   REPRESENTATIONS, WARRANTIES, AND COVENANTS.

         a. BY PURCHASER TO THE COMPANY. Each Purchaser hereby severally represents, warrants, and covenants to the Company as of the Effective Date and as of the Closing that:

              (i) Purchaser has total assets in excess of $5,000,000. Purchaser is a sophisticated investor in start-up stage companies in the Company's industry and has received all necessary information on the basis of which Purchaser can make an informed decision to make the investment hereunder prior to the execution of this Agreement. In the case of BRC, the Chairman and Chief Executive Officer of BRC is the Chairman of the Board of Directors of the Company. In the case of Zitel, the Chief Executive Officer and Chief Financial Officer of Zitel are directors of the Company. In each case, the Purchaser is fully informed as to the business affairs and prospects of the Company as a result of such relationship.

              (ii) Purchaser understands that, in reliance upon applicable exemptions, the Company has not registered or qualified the Shares and the Common Stock issuable upon conversion thereof (the "Underlying Shares") under the Federal Securities Act of 1933 (the "1933 Act") or the California Corporate Securities Law of 1968 (the "California Law") or the securities laws of any other state. Purchaser understands that in order to fulfill the requirements of these exemptions, the

                         Exh. 10.29 - Page 2

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Company has satisfied certain investment suitability requirements set by the
Company, as indicated by Purchaser's representations made herein.

              (iii) Purchaser is acquiring the Shares and Underlying Shares for Purchaser's own account, for investment only, and not with a view to or for sale in connection with any distribution thereof or as a stand-in, proxy or nominee for anyone else.

              (iv) Purchaser recognizes that the Company has a limited history of operations and earnings, and that there is a high risk of loss of Purchaser's entire investment. Purchaser would have adequate means of providing for Purchaser's anticipated needs and contingencies if Purchaser's entire investment were lost. Purchaser recognizes that there is presently no public market for the Shares and Underlying Shares, and that it is unlikely that any market will exist in the future. Purchaser has no need for liquidity for Purchaser's investment in the Shares and Underlying Shares. In the case of BRC, Purchaser is domiciled in the State of Texas. In the case of Zitel, Purchaser is domiciled in the State of California.

              (v) Purchaser has made such independent investigations as Purchaser has deemed necessary for the purpose of making the decision to invest in the Shares. Purchaser has had the opportunity to ask questions of and receive answers from authorized officers of the Company concerning the operations, affairs, and financial condition of the Company. Purchaser is relying solely upon such review, investigations, and answers in making its decision to invest in the Company, and has thereby acquired all of the information Purchaser considers needed to make an informed decision to so invest.

              (vi) Purchaser is aware that Purchaser's rights to transfer the Shares and Underlying Shares are restricted by the 1933 Act, the California Law, the Cancellation Right referred to in Sections 4 and 5 of this Agreement, the Market Stand-Off and Right of First Refusal referred to in Sections 8(b) and 9 of this Agreement, and the absence of a market for the Shares and Underlying Shares. Purchaser understands that the Shares and Underlying Shares are considered to be restricted securities by the Securities and Exchange Commission under the 1933 Act and by the California Corporations Department under the California Law, and may be so considered under the laws of the state of Purchaser's domicile, and therefore may not be sold without registration under the 1933 Act and qualification under the California Law

                         Exh. 10.29 - Page 3

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and/or registration or qualification under the law of the state of
Purchaser's domicile, or an opinion of counsel satisfactory to the Company that the sale or transfer is exempt from such registration and qualification.

              (vii) Purchaser has read the legends set forth below and understands and agrees that the certificates representing the Shares and Underlying Shares will bear restrictive legends in the forms set forth below (except for legends not applicable to the Underlying Shares) in addition to any other legends required by applicable law until such legends are no longer applicable; and that the Company has made a notation in its records concerning the restrictions indicated therein, and will not allow any transfer or sale in violation thereof.

    "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED ("ACT") IN RELIANCE IN PART ON THE EXEMPTION PROVIDED BY RULE 506, OR QUALIFIED UNDER THE CALIFORNIA CORPORATE SECURITIES LAW OF 1968, AS AMENDED (THE "CALIFORNIA LAW"), OR QUALIFIED OR REGISTERED UNDER THE SECURITIES LAW OF ANY OTHER STATE (THE "LAWS"). THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND CONSTITUTE RESTRICTED SECURITIES FOR PURPOSES OF RULE 144. NEITHER SAID SHARES NOR ANY INTEREST THEREIN MAY BE TRANSFERRED, SOLD, OR OFFERED FOR SALE IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT AND QUALIFICATION AND/OR REGISTRATION UNDER THE CALIFORNIA LAW AND ANY OTHER APPLICABLE LAWS, OR (2) OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION AND/OR QUALIFICATION IS NOT REQUIRED AS TO SAID TRANSFER, SALE, OR OFFER AS A RESULT OF RULE 144 OR OTHERWISE.

    "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE REDEEMABLE AT THE OPTION OF THE CORPORATION AND ARE CONVERTIBLE INTO SHARES OF COMMON STOCK BOTH AT THE OPTION OF THE HOLDER AT ANY TIME PRIOR TO ANY REDEMPTION AND AUTOMATICALLY UPON THE EARLIER TO OCCUR OF CONSUMMATION OF THE SALE OF THE CORPORATION'S COMMON STOCK IN A FIRM COMMITMENT UNDERWRITTEN PUBLIC OFFERING, THE VOTE OF HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF SERIES D PREFERRED STOCK, OR SUCH TIME AS LESS THAN 500,000 SHARES OF SERIES D PREFERRED STOCK REMAIN OUTSTANDING.

    "A STATEMENT OF THE RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS GRANTED TO OR IMPOSED UPON EACH CLASS OR SERIES AND THE NUMBER OF SHARES IN AND DESIGNATION OF EACH CLASS OR SERIES OF SHARES WILL BE FURNISHED TO ANY SHAREHOLDER UPON REQUEST AND

                         Exh. 10.29 - Page 4

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WITHOUT CHARGE FROM THE OFFICE OF THE SECRETARY OF THE CORPORATION AT THE
PRINCIPAL EXECUTIVE OFFICE OF THE CORPORATION, WHICH AT THE DATE OF ISSUANCE OF THIS CERTIFICATE WAS LOCATED AT 47207 BAYSIDE PARKWAY, FREMONT, CALIFORNIA 94538.

    "THE HOLDER OF RECORD OF THESE SHARES, AND SUCH HOLDER'S AGENTS AND ATTORNEYS, MAY BE REQUIRED TO EXECUTE NON-DISCLOSURE STATEMENTS PRIOR TO BEING PERMITTED TO INSPECT CERTAIN RECORDS OF THE CORPORATION AS DESCRIBED BY
ARTICLE 8 OF THE CORPORATION'S BY-LAWS.

    "THE SALE OR TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE, AS WELL AS THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION THEREOF, IS SUBJECT TO THE TERMS AND CONDITIONS OF A PREFERRED STOCK PURCHASE AND PUT OPTION AGREEMENT BY AND BETWEEN THE REGISTERED HOLDER (OR ITS PREDECESSOR IN INTEREST) AND THE CORPORATION (THE "AGREEMENT"), INCLUDING A REPURCHASE OPTION, A MARKET STAND-OFF AGREEMENT AND A RIGHT OF FIRST REFUSAL. A COPY OF THE AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. IN ADDITION, THE SHARES AND/OR SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION THEREOF ARE SUBJECT TO FORFEITURE IN THE EVENT OF FAILURE OF THE REGISTERED HOLDER (OR ITS PREDECESSOR IN INTEREST) TO COMPLY WITH THE TERMS OF A PUT OPTION RIGHT IN FAVOR OF THE CORPORATION AS SET FORTH IN THE AGREEMENT."

              (viii) Purchaser has reviewed the federal, state and local tax aspects and consequences of this investment to Purchaser's satisfaction with Purchaser's own tax advisors, and is not relying upon any statements, representations or advice of the Company or any of its agents as to such matters.

         b. BY THE COMPANY TO PURCHASER. The Company hereby represents and warrants to Purchaser, as of the date of the Company's acceptance hereof, that:

              (i) The Company is a corporation duly incorporated, validly existing, and in good legal standing under the laws of the State of California, and has the corporate power and authority to enter into this Agreement and to issue and deliver the Shares and to carry out the transactions herein contemplated.

              (ii) The execution, delivery and performance by the Company of this Agreement and all related transactions have been duly authorized by all necessary corporate action, and this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as

                         Exh. 10.29 - Page 5

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may be limited by bankruptcy, insolvency or other laws affecting enforcement of creditor's rights, or by the application of customary principles of equity when equitable remedies are sought.

              (iii)     The capitalization of the Company is as follows:

                   A. Authorized and Designated Stock. The Company's authorized capital stock consists of 100,000,000 shares of Common Stock and 30,000,000 shares of Preferred Stock. Of the Preferred Stock, 9,600,000 are designated Series A Preferred Stock; 2,000,000 shares are designated Series B Preferred Stock; 1,500,000 are designated Series C Preferred Stock; 5,000,000 are designated Series D Preferred Stock; 666,666 are designated Series E Preferred Stock; 500,000 are designated Series F Preferred Stock; and 10,733,334 shares remain as yet undesignated by the Board of Directors. The Board of Directors is authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to increase or decrease (but not below the number of shares then outstanding) the number of shares of any such series subsequent to the issuance of share in the series.

                        B. Outstanding and Reserved Stock. As of the date of this Agreement, there are outstanding 18,520,000 shares of Common Stock; 9,600,000 shares of Series A Preferred Stock; and 2,000,000 shares of Series B Preferred Stock. 6,400,000 shares of Common Stock are reserved for issuance upon exercise of options granted or available for grant pursuant to the Company's 1996 Stock Option Plan (the "Stock Option Plan"); and 1,500,000 Shares of Series C Preferred Stock are reserved for issuance upon exercise of an outstanding warrant to purchase Series C Preferred Stock. In addition, an employment offer letter dated October 3, 1996 from P.E. Esping to Ken Titow offers Mr. Titow to be given a right of first refusal to participate in future private stock offerings to the extent of 5% of the offering, which Mr. Titow has waived in connection with this Agreement.

              (iv) The Shares, the Option Shares issued upon payment of the applicable Put Exercise Price pursuant to exercise of the Put Option under
Section 4 hereof, if any, and the Underlying Shares, when issued in compliance with the provisions of this Agreement, will be validly issued and will be fully paid and nonassessable, in that there is no provision of the Company's

                         Exh. 10.29 - Page 6

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Articles of Incorporation or Bylaws or applicable statute authorizing the
Company to require further payments from the Purchasers as a consequence of their mere ownership thereof; provided, however, that the Shares, the Option Shares and the Underlying Shares (as defined herein) are subject to forfeiture pursuant to Section 5 in the event of failure of the Purchaser to comply with the Company's Put Option provided in Section 4 of this Agreement.

              (v) The execution, delivery and performance of and compliance with this Agreement and the issuance of the Shares, the Option Shares and the Underlying Shares, have not resulted and will not result in any material violation of, or conflict with, or constitute a material default under, the Restated Articles or the Bylaws of the Company.

         c. SURVIVAL. All representations and warranties made by the Company and Purchaser hereunder shall survive the execution of this Agreement, and any investigation at any time made by or on behalf of either party shall not diminish the party's right to rely upon the other's representations and warranties.

    3.   CONFIDENTIALITY OF CORPORATE RECORDS.

         Purchaser agrees to abide by the provisions of Article 8 of the Bylaws of the Company pertaining to confidentiality of corporate records of the Company to which Purchaser may obtain access as a shareholder of the Company. The Secretary of the Company will provide Purchaser a copy of the Company's Bylaws upon request.

    4.   PUT OPTION.

         a. GRANT OF OPTION. In consideration for the right to purchase the Shares hereunder, each Purchaser hereby grants the Company the right (the "Put Option"), subject to the terms and conditions set forth in this Section 4, to require each Purchaser to purchase from the Company up to a number, determined pursuant to Section 4(d) below, of shares of: (x) Series F Preferred Stock of the Company at the Put Exercise Price of $4.00 per share; and (y) Series E Preferred Stock of the Company, at the Put Exercise Price of $3.00 per share; and (z) Series D Preferred Stock of the Company at the Put Exercise Price of $2.00 per share (in each case, the "Option Shares").

         b.   MANNER OF EXERCISING PUT OPTION.  The Put Option

                         Exh. 10.29 - Page 7

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shall be exercisable by the Company by delivery to the Purchasers of a Put
Option Exercise Form, in the form attached hereto as EXHIBIT B, completed and duly executed by the Chief Executive Officer and Chief Financial Officer of the Company, certifying that the Company has satisfied the conditions set forth in Section 4(c), and indicating the number of Option Shares of the applicable series of Preferred Stock which the Company intends to sell to the Purchasers. Within forty five (45) days after a proper exercise of this Put Option, each Purchaser shall pay the Company the applicable Put Exercise Price (as specified in 4(a) above). At the closing of each such exercise of the Put Option, the Company shall cause to be issued and delivered to the respective Purchasers the stock certificate or certificates for the applicable number of Option Shares of the applicable series of Preferred Stock.

         c. EXERCISE CONDITIONS. The Company's exercise of the Put Option is subject to the following conditions:

              (i) The Put Option shall in each case be exercised by the Company with respect to each of the Purchasers simultaneously, in equal proportions, in increments of not less than $100,000 total Put Exercise Price of Option Shares per each Put Option exercise.

              (ii) The Company shall be entitled to require the Purchasers to purchase shares of Series F Preferred Stock at the Put Exercise Price of $4.00 per Series F Option Share if, and only if, at the time of the exercise of the Put Option:

                   (A) The Company has satisfied the Performance Criteria specified in Section 4(e) (the "Performance Criteria"); and

                   (B) The Company has already exercised the Put Option to the extent of an aggregate investment of $2,000,000, whether in the form of
(x) Series D Preferred Stock at the Put Exercise Price of $2.00 per Series D Option Share, or (y) Series E Preferred Stock at the Put Exercise Price of $3.00 per Option Share; and

                   (C) The aggregate Put Exercise Price theretofore received by the Company in previous exercises of the Put Option, combined with the Put Exercise Price to be received by the Company upon the instant exercise of the Put Option, shall not exceed $4,000,000.

                         Exh. 10.29 - Page 8

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              (iii)     The Company shall be entitled to require the
Purchasers to purchase shares of Series E Preferred Stock at the Put Exercise Price of $3.00 per Series E Option Share if, and only if, at the time of an exercise of the Put Option:

                   (A)  The Company has satisfied the Performance Criteria;
and

                   (B) The aggregate Put Exercise Price theretofore received by the Company in previous exercises of the Put Option, combined with the Put Exercise Price to be received by the Company upon the instant exercise of the Put Option, shall not exceed $2,000,000.

              (iv) The Company shall be entitled to require the Purchasers to purchase shares of Series D Preferred Stock at the Put Exercise Price of $2.00 per Series D Option Share if, and only if, at the time of an exercise of the Put Option, either:

                   (A) The aggregate Put Exercise Price theretofore received by the Company in previous exercises of the Put Option, combined with the Put Exercise Price to be received by the Company upon the instant exercise of the Put Option, shall not exceed $4,000,000; or

                   (B) If the Company has already exercised the Put Option to the extent of more than an aggregate investment of $4,000,000, whether in the form of Series D, E or F, Preferred Stock, the Company has satisfied the Performance Criteria.

              (v) The representations and warranties of the Company set forth in Section 2(b) above shall be true and correct as of the date of each exercise of the Put Option, except as certified in writing furnished to each Purchaser by an officer of the Company.

         d. NUMBER OF SHARES SUBJECT TO PUT OPTION. Each of the Purchasers shall purchase one-half of the total number of Option Shares being sold in each Put Option exercise.

              (i) Subject to adjustment pursuant to clause (iii) below, the aggregate dollar value of the Option Shares sold upon exercise of the Put Option, at the respective Put Exercise Prices set forth in Section 4(a), shall not exceed $8,000,000, and the aggregate dollar value of the Option Shares so sold to either Purchaser shall not exceed $4,000,000.

                         Exh. 10.29 - Page 9

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              (ii) Subject to adjustment pursuant to clause (iii) below, the aggregate number of Series F Option Shares sold pursuant to exercise of the Put Option shall not exceed 500,000; the aggregate number of Series E Option Shares sold pursuant to exercise of the Put Option shall not exceed 666,666; the aggregate number of Series D Option Shares sold pursuant to exercise of the Put Option under Section 4(c)(iv)(A) shall not exceed 2,000,000; and the aggregate number of Series D Option Shares sold pursuant to exercise of the Put Option under Section 4(c)(iv)(B) shall not exceed 2,000,000.

              (iii) In the event the Company shall sell any equity securities pursuant to Section 7(d) below, the Company shall thereupon determine the maximum remaining number of Option Shares of each series that would remain available for issuance upon exercise of the Put Option under Sections 4(c) and 4(d), but for the operation of this clause 4(d)(iii), but taking into account all previous exercises of the Put Option and any other changes in circumstance which would preclude satisfaction of a condition for exercise of the Put Option under Section 4(c) (the "Pre-Adjustment Maximum Number" for each series). The maximum remaining number of Option Shares of each series that remain available for issuance upon exercise of the Put
Option shall then be determined by multiplying the Pre-Adjustment Maximum Number for that series by a fraction equal to (x) the aggregate purchase price paid for all equity securities sold pursuant to Section 7(d) (including all previous such sales, but not exceeding 750,000), divided by (y) 8,000,000.

         e.   PERFORMANCE CRITERIA.  The conditions of subsections (ii)(A),
(iii)(A) and (iv)(B) of Section 4(c) shall be satisfied if the Company shall have the ability to perform Year 2000 conversions commercially at the rate of at least 44 Million Lines of Code ("MLOC") per month, with production cost, scan efficiency and fix rate meeting the specifications applicable to the month of exercise of the Put Option as set forth in the following table:

Month of        Production Cost   Scan Efficiency   Fix Rate
Exercise        per LOC Less      Greater than:     Greater than:
                than:
January 1997
(or before)     $0.025            0.99900           0.9980
February 1997   $0.023            0.99930           0.9985
March 1997      $0.020            0.99960           0.9990
April 1997      $0.018            0.99990           0.9993
May 1997 (or
 later)         $0.016            0.99993           0.9996

                         Exh. 10.29 - Page 10

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For purposes of this Section 4(e):

              (i)  "Scan Efficiency" is the conversion rate calculated as
1.00 minus the average number of "Errors" per line of code.

              (ii) Missing of one date field and misconverting a code fragment each are computed as a single "Error".

              (iii) "Fix Rate" is the number of code fragments actually fixed, divided by the number of code fragments identified as needing a fix.

         f. TERMINATION OF PUT OPTION. The Put Option shall terminate on the earlier to occur of:

              (i)  December 31, 1997, or

              (ii) Merger of the Company with or into any other corporation or corporations (other than a wholly owned subsidiary of the Company) or a sale of all or substantially all of the assets or business of the Company in one or more related transactions (other than a public offering of the Company's securities) as a result of which shareholders of the Company immediately before the transaction own less than a majority of the voting securities of the successor or surviving corporation immediately thereafter; or

              (iii) Consummation of a firm commitment or best efforts underwritten public offering of the Company's equity registered with the Securities and Exchange Commission with gross proceeds to the Company of ten million dollars ($10,000,000) or more; or

              (iv) The sale by the Company of any shares of equity securities or securities convertible into or exercisable for any equity securities (excluding shares of Common Stock sold upon exercise of options granted under the Company's 1996 Stock Option Plan and up to 350,000 additional shares of Common Stock issuable to Kenneth F. Titow upon exercise of outstanding stock options) at a price per share in excess of $4.00 (appropriately adjusted to take account of any stock split, stock dividend, combination of shares or the like).

    5.   FAILURE TO COMPLY WITH PUT OPTION; ESCROW OF SHARES.

         a.   FORFEITURE OF SHARES AND OPTION SHARES FOR NON-

                         Exh. 10.29 - Page 11

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COMPLIANCE.  In the event any Purchaser fails to comply with the Put Option duly exercised by the Company pursuant to Section 4, the non-complying Purchaser shall immediately forfeit, and the Company shall have the right to immediately cancel (but not to transfer), without further consideration to the Purchaser, the Shares purchased by the non-complying Purchaser and any Option Shares theretofore purchased by that Purchaser, and any Underlying Shares issued upon the conversion thereof (collectively, the "Escrowed Shares"). Upon such event:

              (i) All right of the non-complying Purchaser under this Agreement shall cease and terminate, and such Purchasers shall no longer be counted for the purpose of obtaining the consent or approval of the Purchasers for any matter under this Agreement.

              (ii) The Shares and Option Shares, if any, so canceled shall not resume the status of authorized, but unissued shares of Preferred Stock. Any Underlying Shares so canceled shall resume the status of authorized but unissued shares of Common Stock.

              (iii) The non-complying Purchaser's Proportion shall not be reallocated to the other Purchasers, but the Company's Put Option with respect to that Proportion shall be nullified.

         b. ESCROW. In order to facilitate efficient enforcement by the Company of its right pursuant to Section 5(a) (the "Cancellation Right") to cancel Escrowed Shares of a non-complying shareholder, the stock certificate(s) representing the Escrowed Shares (the "Certificate(s)") shall be deposited with an escrow holder designated by the Company (the "Escrow Holder"). The Escrowed Shares may not be sold, pledged, or otherwise transferred as long as they remain subject to the Cancellation Right, and any transfer or purported transfer in violation thereof shall be null and void, except that Purchaser may transfer the Shares to any purchaser of all or substantially all of the assets of Purchaser or any Company controlled by or under common control with Purchaser (collectively, "Permitted Transferee(s)"), provided the Permitted Transferee(s) agree in writing to be bound by the Company's Cancellation Right, as well as all other restrictions against transfer of the Escrowed Shares as set forth in this Agreement, including, without limitation, those contained in the Market Stand-Off and Right of First Refusal (as defined in Sections 8(b) and 9 below). The Purchaser and any Permitted Transferees, as applicable, are referred to collectively as the "Shareholder."
                          Exh. 10.29 - Page 12

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         c.   TERMINATION OF ESCROW.  Upon exercise by the Company of the
Cancellation Right, the Escrow shall automatically terminate, and the Certificate(s) shall be returned to the Company by the Escrow Holder. In addition, the Company, by written resolution adopted by its Board of Directors, may terminate the escrow and direct the Escrow Holder to deliver the Certificate(s) to the Shareholder. Shares so delivered free of escrow shall nevertheless remain subject to the Cancellation Right and all other restrictions against transfer of the Shares as set forth in this Agreement, including, without limitation, those contained in the Market Stand-Off and Right of First Refusal.

         d. TERMINATION OF CANCELLATION RIGHT. The Cancellation Right shall terminate automatically upon termination of the Put Option, at which time the Escrow Holder shall deliver the Certificate(s) for the formerly Escrowed Shares free of escrow to the Shareholder. The formerly Escrowed Shares so delivered free of escrow shall remain subject to all other restrictions against transfer of the Shares as set forth in this Agreement, including, without limitation, those contained in the Market Stand-Off and Right of First Refusal.

         e. SUCCESSION OF ESCROW HOLDER. The Escrow Holder may resign at any time, provided that (i) its duties are undertaken by a successor escrow holder, or (ii) the Certificate(s) are deposited with any court of competent jurisdiction. Any bank doing business in California under due legal authority is deemed to be a suitable successor. There shall be applied such additional terms of escrow as any such successor Escrow Holder may at its discretion require as a condition to its assuming the duties of Escrow Holder. The original Escrow Holder is authorized to execute as agent for each party an escrow agreement or instructions containing such additional terms.

         f. INDEMNITY OF ESCROW HOLDER. The Escrow Holder shall in no event be liable for damages to any party resulting from the exercise of its duties hereunder, or for any other reason, except gross negligence or willful misconduct. The Company shall pay all fees and expenses of the Escrow Holder and shall hold the Escrow Holder harmless against all claims arising out of its performance hereunder.

         g. VOTING RIGHTS. The Shareholder shall have full voting rights and shall be entitled to dividends, if any, with respect to the Escrowed Shares while they remain in escrow.

                         Exh. 10.29 - Page 13

         h. CUMULATIVE REMEDIES. The Company's remedies under this Section shall not be exclusive but shall be cumulative with other remedies provided at law or equity.

    6.   RESERVATION OF UNDERLYING SHARES.

         The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Series D, E and F Preferred Stock, the number of shares of Common Stock issuable from time to time upon such conversion.

    7.   RESTRICTION OF SALE OF NEW SECURITIES.

         The Company covenants and agrees that as long as the Company's Put Option remains in effect, the Company shall not sell any shares of equity securities or securities convertible into or exercisable for any equity securities at a price per share less than $4.00 per share (appropriately adjusted to take account of any stock split, stock dividend, combination of shares or the like), other than the following:

         a. Options, and shares of Common Stock issued or issuable upon exercise of options, granted under the Company's 1996 Stock Option Plan; and up to 350,000 additional shares of Common Stock issuable to Kenneth F. Titow upon exercise of an outstanding non-statutory stock option.

         b.   Option Shares issued pursuant to an exercise of the Put Option.

         c. Option Shares that the Company would have had the right to require a Purchaser to purchase upon exercise of the Put Option but for the failure of a Purchaser to comply with the Put Option obligation. Such Option Shares shall be sold at the applicable Put Exercise Price. In addition, prior to offering the Option Shares to any third party, the Company shall first provide the remaining Purchaser ten (10) days written notice, offering that Purchaser the opportunity to purchase such Option Shares.

         d. Additional equity securities up to an aggregate purchase price of $750,000; provided that upon any sale of equity securities pursuant to this subsection 7(d), the number of Option Shares that the Company shall have the right to require the Purchasers to purchase under the Put Option shall be adjusted as provided in Section 4(d)(iii).

                         Exh. 10.29 - Page 14

    8.   REGISTRATION RIGHTS.

         a.   PIGGYBACK REGISTRATION RIGHTS.

              (i) NOTICE OF REGISTRATION. If (but without any obligation to do so) the Company proposes to register any of its stock or other securities under the federal Securities Act of 1993 ("Act") in connection with the public offering of such securities solely for cash (other than (x) a registration relating solely to the sale of securities to employees, consultants and directors of the Company pursuant to a stock option, stock purchase or similar plan, (y) a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Underlying Shares, or (z) a registration relating solely to Securities and Exchange Commission Rule 145), the Company shall, each such time,

                   (A) promptly give each Purchaser written notice of the registration; and

                   (B) include in the registration and in any underwriting involved therein any of the Underlying Shares specified in a written request or requests of a Purchaser made within thirty (30) days after the written notice was given by the Company to the Purchaser.

              (ii) UNDERWRITING REQUIREMENTS. If the registration of which the Company gives notice pursuant to Section 8(a)(i) above is for a registered public offering involving an underwriting, the Company shall so advise each Purchaser as part of the written notice. In connection with any offering involving an underwriting of shares initiated by the Company or by other shareholders of the Company having registration rights, the Company shall not be required under Section 8(a)(i) to include any of the Purchasers' Underlying Shares in the underwriting unless the Purchaser accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company or the Company's shareholders demanding such registration, subject to apportionment among selling shareholders as provided in the final sentence of this Section 8(a)(ii). If the total amount of securities that all shareholders of the Company request to be included in such offering (when combined with the securities being offered by the Company or its shareholders demanding such

                         Exh. 10.29 - Page 15
registration) exceeds the amount of securities that the underwriters reasonably believe compatible with the success of the offering, then the Company shall be required to include in the offering only that number of securities pursuant to piggyback registration rights which the underwriters believe will not jeopardize the success of the offering. The securities so included pursuant to piggyback registration rights shall be apportioned among the selling shareholders, including the Purchasers, according to the total number of securities which each selling shareholder shall have elected to include in the registration or in such other proportions as shall mutually be agreed to by the selling shareholders.

         b. "MARKET STAND-OFF" AGREEMENT. Each Purchaser shall not, to the extent requested by the Company, sell or otherwise transfer or dispose of any Subject Shares during the period of one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Act; provided, however, that this covenant shall apply only to the Company's initial registration statement (the "First Registration Statement") and registration statements (excluding registration statements relating solely to the sale of securities to employees, consultants and directors of the Company pursuant to a stock option, stock purchase or similar plan) filed within three (3) years after the effective date of the First Registration Statement, and provided that all officers and directors of the Company and other holders of registration rights enter into similar agreements. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Subject Shares until the end of the one hundred eighty
(180) day period.

         c. TRANSFER. The rights granted under Section 8(a)(i) may be transferred to a transferee of not less than 100,000 Subject Shares who agrees to be bound by the restrictions in Section 8(b) or to a third party approved by the Company in its sole discretion who likewise agrees.

    9.   RIGHT OF FIRST REFUSAL.

         a.   INITIATION OF RIGHT OF FIRST REFUSAL.

              (i) Until the consummation of a firm commitment or best efforts underwritten public offering of the Company's equity registered with the Securities and Exchange Commission with gross proceeds to the Company of five million dollars ($5,000,000) or more, each Purchaser and its respective

                         Exh. 10.29 - Page 16
successors and assigns (each a "Shareholder"), shall not sell, pledge, assign or otherwise transfer any of the Shareholder's interest in any of the Subject Shares to any person without first offering to the Company or its designees the right and option to purchase said shares as provided hereinafter in this
Section 9 (the "Right of First Refusal").

              (ii) Notwithstanding Section 9(a)(i), but subject to Sections 4, 5 and 8(b) above, Purchaser may sell or transfer any interest in any of the Subject Shares to any Permitted Transferee without first offering said shares to the Company or its designees, provided any the transferee agrees in writing to be bound by the restrictions set forth in this Section 9 and those of Sections 4, 5 and 8(b) above.

              (iii) In the event of a pledge, hypothecation of, or the granting of an option or other right to purchase the Subject Shares, then the Right of First Refusal shall come into existence at the time of any sale or transfer of ownership of the shares pursuant to foreclosure under such pledge or hypothecation or exercise of such option or right, as the case may be; provided, however, that the Shareholder may not pledge or hypothecate or grant an option or right to purchase the Subject Shares unless the pledge holder or option or right holder, as the case may be, agrees in writing at the time of the pledge or grant of the option or right to be bound by the Right of First Refusal as contained in this Section 9, and to cause any proposed assignee or transferee of such pledge or right of option to execute and deliver to the Company a similar writing prior to such assignment or transfer.

         b.   MECHANICS.

              (i) Any Shareholder desiring to sell any or all of the Subject Shares during the term of the Right of First Refusal shall give written notice to the Secretary of the Company of the Shareholder's bona fide intention to sell the shares pursuant to a bona fide written offer of a third party other than the Company (the "Proposed Purchaser"). The notice shall include a photocopy of the written offer which shall specify the identity of the Proposed Purchaser, the number of shares proposed to be sold (the "Offered Shares"), and the price and payment terms of the proposed offer to buy the Offered Shares. The payment terms of the contemplated sale to the Proposed Purchaser from the Shareholder (and of the Shareholder to the Company) must be expressed in terms of cash, cash equivalents (such as certificates of deposit, shares of stock in publicly traded

                         Exh. 10.29 - Page 17
companies, and the like) or a promissory note of the Proposed Purchaser payable on date(s) specified or ascertained by passage of time. The Company or its designees shall have the right and option to purchase all of the Offered Shares, at the price and on the payment terms specified in the Shareholder's notice, for a period of sixty (60) days from receipt of said notice from the Shareholder; that is, the Shareholder's notice shall constitute an irrevocable offer by the Shareholder to sell all of the Offered Shares to the Company or its designee(s) at the price and on the payment terms specified in the notice for sixty (60) days from the date of the Company's receipt of notice.

              (ii) The Company shall exercise its option by giving written notice of its election to do so (the "Exercise Notice") to the Shareholder. The Company may exercise its option as to any or all of the Offered Shares.

              (iii) The Shareholder shall deliver to the Company a share certificate representing those Offered Shares being repurchased by the Company within sixty (60) days of the Exercise Notice against payment by the Company for the account of Shareholder of the purchase price specified in the Exercise Notice.

              (iv) Any Offered Shares for which the Company and its designees fail to exercise their option as provided in this section may be sold by the Shareholder to the Proposed Purchaser within a period of ninety (90) days following the end of the Company's sixty (60)-day option period, provided that: (A) the sale is made at the price and on the payment terms specified in the original notice from the Shareholder to the Company or not more favorable to the Proposed Purchaser; (B) the Proposed Purchaser delivers a written undertaking to the Secretary of the Company to be bound by the restrictions on Offered Shares set forth in this Section 9; and (C) the Company receives an opinion of counsel reasonably satisfactory to it that the sale of the Offered Shares to the Proposed Purchaser complies with applicable federal and state corporate securities laws.

              (v) Upon receipt of the appropriate undertaking from Shareholder and Proposed Purchaser as specified in the previous paragraph, the Company shall transfer the ownership of record of the Offered Shares to the Proposed Purchaser (and reissue the applicable certificate).

              (vi) If within the ninety (90)-day period the Shareholder does not enter into an agreement for such a sale of

                         Exh. 10.29 - Page 18

Offered Shares to the Proposed Purchaser, which sale is consummated within thirty (30) days of the execution of the agreement, the Right of First Refusal shall be revived as to the Offered Shares, which thereupon shall not be sold or transferred unless the Shareholder first offers the Company the right and option to repurchase any and all such Offered Shares in accordance with this Section 9.

              (vii) Any transfer or purposed transfer of the Subject Shares or any interest therein shall be null and void unless the terms and conditions of this Section 9 are observed or are waived by action of the Company's Board of Directors.

    10.  MISCELLANEOUS.

         a. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts between California residents entered into and to be performed entirely within the State of California.

         b. SUCCESSORS AND ASSIGNS. Except as provided above, the rights of Purchaser under this Agreement may not be assigned without the prior express written consent of the Company and any attempted assignment without such consent shall be void. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         c. ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other documents delivered pursuant hereto or referred to herein constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of a majority in interest of the Subject Shares initially sold pursuant to this Agreement or upon exercise of the Put Option (or issued upon the conversion thereof) that have not been resold to the public. Any amendment or waiver effected in accordance with this section shall be binding upon each holder of any such Subject Shares at the time outstanding, each future holder of all such Subject Shares, and the Company.

         d. NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in

                         Exh. 10.29 - Page 19
writing and shall be effective five (5) days after mailed by first-class, registered or certified mail, postage prepaid, or upon delivery if delivered by hand, facsimile, telecopy, messenger or a courier delivery service, addressed to the respective parties at the addresses set forth below accompanying the parties' names on the signature page to this Agreement, or at such other addresses as the parties shall provide one another by notice pursuant to this section; provided, however, that notices may be sent to any Shareholder who has acquired Subject Shares from a Purchaser at the address appearing for that person on the stock records of the Company; and each Shareholder shall be deemed to have been given notice of any change in the address of the Company's principal executive office which occurs while Shareholder is a Shareholder of the Company.

         e. CALIFORNIA CORPORATE SECURITIES LAW. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION OR IN THE ABSENCE OF AN EXEMPTION FROM SUCH QUALIFICATION IS UNLAWFUL. PRIOR TO ACCEPTANCE OF SUCH CONSIDERATION BY THE COMPANY, THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED OR AN EXEMPTION FROM SUCH QUALIFICATION BEING AVAILABLE.

         f. SEVERABILITY. If the application of any provision or provisions of this Agreement to any particular facts or circumstances shall be held invalid or unenforceable by any court of competent jurisdiction, then
(i) the validity and enforceability of such provision or provisions as applied to any other particular facts or circumstances and the validity of other provisions of this Agreement shall not in any way be affected or impaired thereby and (ii) such provision or provisions shall be reformed without further action by the parties hereto to and only to the extent necessary to make the same valid and enforceable when applied to such particular facts and circumstances.

         g. SECTION HEADINGS. The section headings in this Agreement are solely for convenience and shall not be considered in its interpretation.

         g. VENUE. Any lawsuit is brought to enforce this Agreement shall be brought in Santa Clara County or Alameda County, California and the parties hereby irrevocably agree and submit to the personal and subject matter jurisdiction and venue of such court.

                         Exh. 10.29 - Page 20

         h. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         i. REMEDIES. In addition to all other rights it may have under this Agreement, the Company shall have the right to enjoin any sale or other transfer of the Shares which would violate or cause a breach of the Cancellation Right, Right of First Refusal, Market Stand-Off or securities laws of the U.S. or any state. The prevailing party in any litigation or arbitration proceeding pertaining to the parties' rights and obligations under this Agreement shall be entitled to recover reasonable attorneys' fees.

AUTHORIZED SIGNATURES

    For the purpose of binding the parties to the above Consulting Agreement, the parties or their the duly authorized representatives have signed their names on the dates indicated.

MATRIDIGM CORPORATION        Address:

                             MATRIDIGM CORPORATION
                             Attention: Chief Executive Officer
By _________________________ 47207 Bayside Parkway
    James T. Brady,          Fremont, CA 94538
    Chief Executive Officer


PURCHASERS:

BRC HOLDINGS, INC.           Address:

                             BRC HOLDINGS, INC.
                             Attention:  Chief Executive Officer
By _________________________ 1111 W. Mockingbird Lane, Ste. 1400
    P.E. Esping              Dallas, TX 75247
    Chief Executive Officer

ZITEL CORPORATION            Address:

                             ZITEL CORPORATION
                             Attention: President
By _________________________ 47211 Bayside Parkway
    Jack H. King,            Fremont, CA 94538
    President


                         Exh. 10.29 - Page 21

    DESIGNATION OF ESCROW HOLDER


    MATRIDIGM CORPORATION hereby designates Rosenblum, Parish & Isaacs, P.C. as the Escrow Holder pursuant to Section 5 of the above Stock Purchase Agreement; and Rosenblum, Parish & Isaacs, P.C., hereby accepts such appointment pursuant to the term and conditions set forth in that section.


ROSENBLUM, PARISH & ISAACS, P.C.       MATRIDIGM CORPORATION



By: _________________________          By:
    _________________________
    Member of the Firm
    _________________________
                                       Executive Officer





























                         Exh. 10.29 - Page 22

                               EXHIBIT A

         FORM OF AMENDED AND RESTATED ARTICLES OF INCORPORATION













































                         Exh. 10.29 - Page 23

                              EXHIBIT B

                      PUT OPTION EXERCISE FORM


To: ___________________
    ___________________
    ___________________
    ___________________


    Reference is made to that certain Preferred Stock and Put Option Agreement dated ______________, 1996, between MatriDigm Corporation (the "Company") and the Purchasers named therein (the "Agreement"). Capitalized terms used herein without definition shall have the meanings assigned to them in the Agreement.

    As holder of the Put Option specified in Section 4 of the Agreement, the Company hereby irrevocably elects to exercise the right thereunder to sell to ______________________ ("Purchaser") ______________________________ shares of
Series ___ Preferred Stock of the Company at the Put Exercise Price per share of $_______, for an aggregate Put Exercise Price of $___________.

    Each of the officers of the Company executing this Put Option Exercise Form hereby attests and certifies that the Company has satisfied all of the conditions of this exercise of the Put Option described in the Section 4(c) of the Agreement.

    The Company hereby covenants to cause certificates representing the Option Shares to be issued promptly following the Purchaser's tendering of the Put Exercise Price in full.

Dated: ___________________

MATRIDIGM CORPORATION

By:  _______________________
     Chief Executive Officer


By:  _______________________
     Chief Financial Officer


                         Exh. 10.29 - Page 24